Exhibit 10.19
Skypath Networks, Inc.
SB-2 Amendment 1

                              CONSULTING AGREEMENT


This Agreement is made effective as of April 2, 2004 by and between Skypath Networks Inc of 300 Metro Center Blvd. Warwick, RI 028656 and 89 Blackberry Drive, Stamford, Connecticut.

In this Agreement, the party who is contracting to receive services shall be referred to as "SKYPATH" and the party who will be providing the services shall be referred to as "Consultant".

Consultant has a background in "business acquisitions and combinations" and is willing to provide services to SKYPATH based upon this background, and SKYPATH desires to have such services provided by Consultant.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES: Beginning on April 5, 2004, Consultant will provide the following services (collectively, the "Services"): Identify potential licensing partners for AutoCourier and or sales agreement candidates engaged in providing Wireless Services.

2. PERFORMANCE OF SERVICES: The manner in which the Services are to be performed and the specific hours to be worked by Consultant shall be determined by Consultant.

3. COMMISSION PAYMENTS: SKYPATH will make a one time payment of 60,000 shares of common stock to be registered and a commission payment to Consultant equal to
5.00 % of the sales agreement being created. For the purposes of this Agreement, the sales agreement is created means "the gross price before deduction of any and all expenses including the commission resulting from this Agreement".

a. Payment Schedule: The one time stock payment is due at the signing of this agreement and the commissions shall be payable in full at the closing of the sales agreement.

b. Accounting: SKYPATH shall maintain records in sufficient detail for purposes of determining the amount of the commission. SKYPATH shall provide to Consultant a written accounting that sets forth the manner in which the commission payment was calculated.

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c.   Right to Inspect: Consultant, or his agent, shall have the right to inspect
     SKYPATH's records for the limited purpose of verifying the calculation of the commission payment.

4. TERM / TERMINATION: This Agreement shall be effective for a period of six months.

5. RELATIONSHIP OF PARTIES: It is understood by the parties that Consultant is an independent contractor with respect to SKYPATH, and not an employee of SKYPATH.

6. CONFIDENTIALITY: SKYPATH recognizes that Consultant may be given access to proprietary information, which is valuable to SKYPATH and needs to be protected from improper disclosure. In consideration for the disclosure of such information, Consultant agrees that he will not divulge, disclose, or communicate such information to a third party without the prior written consent of SKYPATH.

7. NOTICES: All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

      IF for SKYPATH:

      Skypath Networks, Inc.
      300 Metro Center Blvd.
      Warwick, RI 02866

      IF for Consultant:

      -----------------

      -----------------

      -----------------

   Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.



8. ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreements whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

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9. AMENDMENT: This agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

10. SEVERABILITY: If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision in invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11. WAIVER OF CONTRACTUAL RIGHT: The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

12. APPLICABLE LAW: the laws of the State of Rhode Island shall govern This Agreement.


Party receiving services:

Skypath Networks, Inc.



By: /s/ David Paolo, President


Party providing services:

Consultant



By: /s/ Consultant







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